EXHIBIT 10.2
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                                JOINDER AGREEMENT


         This JOINDER AGREEMENT, dated as of August 29, 2002 (this "AGREEMENT"), is made by Hawaiian Holdings, Inc., a Delaware corporation ("HAWAIIAN HOLDINGS") and AIP, LLC, a Delaware limited liability company ("AIP LLC").

         WHEREAS, Hawaiian Airlines, Inc., a Hawaii corporation ("HAWAIIAN"), Airline Investors Partnership, L.P., a Delaware limited partnership ("AIP"), the Air Line Pilots Association, Hawaiian Master Executive Council ("ALPA"), the Association of Flight Attendants ("AFA"), and the International Association of Machinists ("IAM" and together with ALPA and AFA, the "UNIONS"), have previously entered into a Stockholders Agreement (the "STOCKHOLDERS AGREEMENT"), dated as of January 31, 1996, relating to, among other things, the corporate governance of Hawaiian and the protection of certain interests of the Unions;

         WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of May 2, 2002, (the "HAWAIIAN MERGER AGREEMENT"), by and among, Hawaiian, HA Sub Inc. and Hawaiian Holdings, and the Agreement and Plan of Merger, dated as of May 2, 2002 (the "AIP MERGER AGREEMENT"), by and among Hawaiian Holdings, AIP General Partner, Inc., AIP, Inc. and AIP Merger Sub, Inc., on the date hereof, Hawaiian will become a wholly owned subsidiary (directly and indirectly) of Hawaiian Holdings (the "PROPOSED REORGANIZATION");

         WHEREAS, it is a condition to the consummation of the Proposed Reorganization that Hawaiian Holdings and AIP LLC (the "PARTIES") enter into this Agreement, as successors in interest to the rights and obligations of Hawaiian and AIP, respectively, under the Stockholders Agreement; and

         WHEREAS, the Parties desire to enter into this Agreement to acknowledge such rights and obligations.

         NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:


                                    ARTICLE I

                                     JOINDER

         Section 1.1 ACCESS TO INFORMATION. The Parties hereby acknowledge, agree and confirm that they have received and reviewed a copy (in execution form) of the Stockholders Agreement (including, without limitation, all schedules, amendments, supplements and other modifications thereto.

         Section 1.2 ASSUMPTION OF RIGHTS AND OBLIGATIONS; AGREEMENT TO BE BOUND. In accordance with Section 5.10 of the Stockholders Agreement, (i) Hawaiian Holdings hereby acknowledges and agrees that, from and after the date of this Agreement, Hawaiian Holdings shall assume all of the rights and obligations of Hawaiian under the Stockholders Agreement, (ii)

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                                                                               2


AIP LLC hereby acknowledges and agrees that, from and after the date of this Agreement, AIP LLC shall assume all of the rights and obligations of AIP under the Stockholders Agreement, and (iii) the Parties hereby acknowledge and agree to be bound by all of the covenants, agreements, acknowledgments and other terms and provisions of the Stockholders Agreement.

                                   ARTICLE II

                                  MISCELLANEOUS

         Section 2.1       NO FURTHER AMENDMENT. Except as set forth in Section
1.2 hereof, all of the covenants, agreements, acknowledgments and other terms and provisions of the Stockholders Agreement shall remain unchanged and in full force and effect.

         Section 2.2 SUCCESSORS AND ASSIGNS. All the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns; provided, however, no Party may assign this Agreement or its rights or obligations hereunder without the prior written consent of the other Party.

         Section 2.3 ENTIRE AGREEMENT. This Agreement (together with the Stockholders Agreement) constitutes the complete understanding and agreement among the Parties with respect to the subject matter hereof.

         Section 2.4 FURTHER ASSURANCES. The Parties hereby agree, for themselves and their successors and assigns, to prepare, execute and deliver or cause to be prepared, executed and delivered such further instruments and documents, and to take such other actions as may be reasonably required to more effectively carry out the intent and purposes of this Agreement and the transactions contemplated hereby and thereby.

         Section 2.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.

         Section 2.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         Section 2.7 HEADINGS. All section headings herein are for convenience of reference and are not part of this Agreement, and no construction or interference shall be derived therefrom.


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         IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Agreement as of the day and year first above written.




                                   HAWAIIAN HOLDINGS, INC.


                                   By:  /s/ Lyn Flanigan Anzai
                                        ---------------------------------------
                                        Name:   Lyn Flanigan Anzai
                                        Title:  Vice President, General Counsel
                                                and Corporate Secretary



                                   AIP, LLC

                                   By:  /s/ John W. Adams
                                        ---------------------------------------
                                        Name:   John W. Adams
                                        Title:  Managing Member